UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported):  September 11, 2007

CHL Mortgage Pass-Through Trust 2007-16
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-140958-15

CWMBS, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor:  333-140958

Countrywide Home Loans Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698307
(State or Other Jurisdiction of Incorporation of the depositor)	(I.R.S. Employer Identification No. of the depositor)

4500 Park Granada Calabasas, California	91302
(Address of Principal Executive Offices of the depositor)	(Zip Code)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The tables attached hereto as Exhibit 99.1 describe characteristics of the mortgage loans in the issuing entity, following the transfer to the issuing entity of all Supplemental Mortgage Loans during the Pre-funding Period, as of the related cut-off date.  All percentages set forth below have been calculated based on the aggregate Stated Principal Balance of the mortgage loans as of the related cut-off date.  The sum of the columns may not equal the respective totals due to rounding.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the related prospectus supplement, as filed with the Securities and Exchange Commission on August 31, 2007 under Rule 424(b)(5).

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit No.             Description

99.1	Characteristics of the mortgage loans in the issuing entity after the Pre-funding Period.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWMBS, INC. By: /s/ Darren Bigby Name: Darren Bigby Title: Executive Vice President

Dated:  September 11, 2007

Exhibit Index

Exhibit No.                     Description

99.1	Characteristics of the mortgage loans in the issuing entity after the Pre-funding Period.